EXHIBIT 6

                       Consent of Independent Accountants


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Post-Effective Amendment No. 6 to the registration statement on Form S-6 ("Registration Statement") of our reports each dated March 14, 2001 and our report dated February 15, 2001, relating to the financial statements of Phoenix Life and Annuity Variable Universal Life Account and the financial statements of Phoenix Life and Annuity Company, respectively, which appear in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut

March 29, 2001